Exhibit 21.1

DEL FRISCO’S RESTAURANT GROUP, INC.

List of Subsidiaries

Name of Subsidiary	State of Incorporation or Formation
California Sullivan's, Inc.	California
CBG Delaware, Inc.	Delaware
Center Cut Hospitality, Inc.	Delaware
Center Cut Marketing, LLC	Indiana
Colorado Sullivan's, Inc.	Colorado
Crockett Beverage Corporation	Texas
CWA Delaware, Inc.	Delaware
Del Frisco's - Dallas, L.P.	Texas
Del Frisco's - Fort Worth, L.P.	Texas
Del Frisco's Grille of Atlanta, LLC	Delaware
Del Frisco's Grille of California, Inc.	Delaware
Del Frisco's Grille of Colorado, LLC	Delaware
Del Frisco's Grille of Florida, LLC	Florida
Del Frisco's Grille of Maryland, LLC	Delaware
Del Frisco's Grille of Massachusetts, LLC	Delaware
Del Frisco's Grille of New York, LLC	New York
Del Frisco's Grille of Palm Beach, LLC	Delaware
Del Frisco's Grille of Phoenix, LLC	Delaware
Del Frisco's Grille of Texas, LLC	Delaware
Del Frisco's Grille of Washington DC, LLC	Delaware
Del Frisco's of Arizona, Inc.	Arizona
Del Frisco's of Boston, LLC	Massachusetts
Del Frisco's of Chicago, LLC	Delaware
Del Frisco's of Colorado, Inc.	Colorado
Del Frisco's of Florida, LLC	Florida
Del Frisco's of Nevada, Inc.	Nevada
Del Frisco's of New York, LLC	New York
Del Frisco's of North Carolina, Inc.	North Carolina
Del Frisco's of Philadelphia, Inc.	Pennsylvania
Del Frisco's of Washington D.C., LLC	Delaware
DF Beverage Corp.	Texas
DFRG Beverage Corporation	Texas
DFRG Management, LLC	Delaware
Lone Star Finance, LLC	Delaware
Louisiana Steakhouse, Inc.	Louisiana
Massachusetts Sullivan's, Inc.	Massachusetts
North Philadelphia Sullivan's, Inc.	Pennsylvania

Post Oak Beverage Corporation	Texas
Romo Holding, LLC	Delaware
Steak Concepts Delaware, Inc.	Delaware
Sullivan's - Austin, L.P.	Texas
Sullivan's of Alabama, Inc.	Alabama
Sullivan's of Alaska, Inc.	Alaska
Sullivan's of Arizona, Inc.	Arizona
Sullivan's of Arkansas, Inc.	Arkansas
Sullivan's of Baltimore, Inc.	Maryland
Sullivan's of Delaware, Inc.	Delaware
Sullivan's of Georgia, Inc.	Georgia
Sullivan's of Illinois, Inc.	Illinois
Sullivan's of Indiana, Inc.	Indiana
Sullivan's of Kansas, Inc.	Kansas
Sullivan's of Miami, LLC	Florida
Sullivan's of Michigan, Inc.	Michigan
Sullivan's of Missouri, Inc.	Missouri
Sullivan's of New York, Inc.	New York
Sullivan's of North Carolina, Inc.	North Carolina
Sullivan's of Ohio, Inc.	Ohio
Sullivan's of Tennessee, Inc.	Tennessee
Sullivan's of Virginia, Inc.	Virginia
Sullivan's of Washington, LLC	Washington
Sullivan's Restaurants of Nebraska, Inc.	Nebraska
Travis Beverage Corporation	Texas
Westheimer Beverage Corporation	Texas